SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: April 26, 1999


                          THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)

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       California	                    0-17295               95-4079057
(State or other jurisdiction of     (Commission              (IRS Employer
 incorporation or organization)     File Number)          Identification No.)

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                     11601 Wilshire Boulevard, 21st Floor
                    Los Angeles, California            90025
           (Address of Principal Executive Offices)  (Zip Code)


                               (310) 481-2000
            (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On April 26, 1999, pursuant to a Stock Purchase Agreement among the Registrant, Roger A. Burlage, Michael R. Burns, Ken Slutsky and The Harvey Entertainment Company ("Harvey"), the Registrant acquired 55,000 shares of Series A Convertible Preferred Stock of Harvey as well as warrants to purchase up to 388,235 shares of the common stock of Harvey in exchange for approximately $5,500,000 of newly issued common stock of the Registrant (calculated based upon a formula using the average of recent closing prices) that represent approximately 4% of the Registrant's issued and outstanding common stock.




                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: May 3, 1999                THE KUSHNER-LOCKE COMPANY



                                 By: /s/ DONALD KUSHNER
                                     Donald Kushner
                                     Co-Chairman of the Board and
                                     Co-Chief Executive Officer
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